UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2006
SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; and
Item 1.02. Termination of a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01. Entry into a Material Definitive Agreement; and
Item 1.02. Termination of a Material Definitive Agreement.
Entry into Separation Agreement, and Termination of Employment Agreement, with Vincent G. Ostrosky. On August 9, 2006, Vincent G. Ostrosky resigned as Chief Executive Officer of Selectica, Inc. (the “Company”). The Company and Mr. Ostrosky entered into a letter agreement dated August 9, 2006 (the “Separation Agreement”). Under the Separation Agreement, Mr. Ostrosky will receive a lump sum severance payment equal to 12 months of his base salary ($400,000), health insurance premiums for himself and his dependents for up to 12 months, and term life insurance premiums for 12 months. He will remain a member of the Company’s Board of Directors (the “Board”) and will be compensated for his service as a Board member in accordance with the Company’s director compensation policy. The Separation Agreement also amends all of Mr. Ostrosky’s options to purchase shares of the Company’s Common Stock. As a result of the amendment, option vesting will end on August 9, 2006, even though Mr. Ostrosky will continue to provide services to the Company as a director. The vested portion of the options, however, will be exercisable until the date three months after his service as a director terminates (or the date 10 years after the date of grant, if earlier). In exchange for the benefits described above, Mr. Ostrosky has released any claims that he may have against the Company and has agreed that the Employment Agreement dated October 1, 2004, between him and the Company, other than its arbitration provisions, is superseded. Mr. Ostrosky also agreed to refrain from soliciting the Company’s employees and customers for a 12-month period, except that he may solicit the Company’s customers with respect to products that do not compete with the Company’s products. A copy of the Separation Agreement is attached hereto as Exhibit 99.1.
Entry into New Employment Agreement, and Termination of Old Employment Agreement, with Stephen Bennion. On August 9, 2006, the Board elected Stephen Bennion as the Company’s President, Chief Executive Officer and Chairman of the Board. In connection with Mr. Bennion’s promotion, he and the Company entered into a new Employment Agreement (the “Employment Agreement”), which supersedes his existing employment agreement dated January 1, 2003. The Employment Agreement provides that Mr. Bennion will serve as the Company’s Chief Executive Officer. His annual base salary will not be less than $340,000. After the Company attains profitability, Mr. Bennion will be eligible to be considered for annual incentive bonuses.
In addition, the Board’s Compensation Committee on August 9, 2006, granted Mr. Bennion options to purchase 400,000 shares of the Company’s Common Stock (the “Options”). The Options will be effective on the earliest trading day when the Company’s executive officers are permitted under applicable law and Company policy to purchase or sell shares of the Company’s Common Stock (a “Permissible Trading Day”). The exercise price of the Options will be equal to the closing price of the Company’s stock on the effective date. The Options become exercisable for 1/48th of the total number of shares as Mr. Bennion completes each month of continuous service after August 9, 2006. If the Company is subject to a change in control and Mr. Bennion experiences an involuntary termination within 12 months thereafter, he will become vested in all of the Options. The Options have a 10-year term, although they expire earlier if Mr. Bennion’s service terminates earlier.
The Compensation Committee also granted Mr. Bennion 100,000 restricted shares of the Company’s Common Stock. Mr. Bennion will become vested in all of the restricted shares on the earliest Permissible Trading Day after the close of the second consecutive fiscal quarter for which the Company’s consolidated financial statements, as reported on a Form 10-K or Form 10-Q filed with the Securities and Exchange Commission, show that the Company earned net income. If the Company is subject to a change in control, Mr. Bennion will immediately become vested in 50% of the unvested shares. If he experiences an involuntary termination within 12 months following the change in control, he will become vested in the remaining unvested shares.
Mr. Bennion may resign at any time upon 30 days’ notice, and the Company may terminate his employment at any time. However, if the Company terminates Mr. Bennion’s employment without cause and he releases any claims that he may have against the Company, he is entitled under the Employment Agreement to have his base salary continued for 12 months. If the Company is subject to a change in control, Mr. Bennion experiences an involuntary termination within 12 months thereafter and he releases any claims that he may have against the Company, he is entitled under the Employment Agreement to have his base salary and group insurance coverage continued for 18 months. Any incentive bonus that would have been payable for the year of the in voluntary termination will be paid on a prorated basis. Under the Employment Agreement, Mr. Bennion must refrain from soliciting the Company’s employees and customers for a 12-month period after the termination of his employment for any reason. A copy of the Employment Agreement is attached hereto as Exhibit 99.2.
Amendment of 1999 Equity Incentive Plan. On August 9, 2006, the Board amended the Company’s 1999 Equity Incentive Plan to discontinue all automatic stock option grants to the Company’s non-employee directors. The Board may determine in the future that grants of options or restricted shares to non-employee directors should resume as part of a revised compensation policy for Board members.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation of Former Chief Executive Officer. On August 9, 2006, the Company issued a press release announcing that Vincent G. Ostrosky has resigned as Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.3. On August 9, 2006, Mr. Ostrosky and the Company entered into the Separation Agreement, described above in Item 1.01.
Election of New Chief Executive Officer and Director. On August 9, 2006, the Company issued a press release announcing that the Board has elected Stephen Bennion as President, Chief Executive Officer and Chairman of the Board. A copy of the press release is attached as Exhibit 99.3. Mr. Bennion’s term as a director will expire at the Company’s 2008 annual meeting and until his successor shall have been duly elected and qualified. Mr. Bennion assumed his position with the Company on August 9, 2006, and on the same date he and the Company entered into the Employment Agreement, described above in Item 1.01. Mr. Bennion will also continue serving as the Company’s Chief Financial Officer until a new Chief Financial Officer is elected.
Mr. Bennion has served as Chief Financial Officer of the Company since 1999. He also served as the Company’s Executive Vice President of Worldwide Professional Services from October 2002 to May 2004 and as Interim Chief Executive Officer from September 2003 to October 2004. Mr. Bennion’s career in Silicon Valley spans 30 years and includes executive-level finance and operating positions with ROLM, MIPS Computer Systems, CooperVision, Inc., Molecular Dynamics and Worldtalk (Tumbleweed). Mr. Bennion received his B.S. in accounting and economics from Weber State University.
Election of New Director. On August 9, 2006, the Board elected Robert Jurkowski as a new member of the Board, effective immediately, with a term that continues until the Company’s 2006 annual meeting of stockholders and until his successor has been duly elected and qualified. The Board has not yet elected Mr. Jurkowski to any committees of the Board. On August 9, 2006, the Company issued a press release that announced the appointment of Mr. Jurkowski to its Board, and a copy of the press release is attached hereto as Exhibit 99.3.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
Exhibit 99.1	Separation Agreement between the Company and Vincent G. Ostrosky, dated as of August 9, 2006.

Exhibit 99.2	Employment Agreement between the Company and Stephen Bennion, dated as of August 9, 2006.

Exhibit 99.3	Press Release of Selectica, Inc., dated August 9, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: August 15, 2006	By:	/s/ Stephen Bennion

Stephen Bennion
Chairman, President, Chief Executive
Officer and Chief Financial Officer
(Interim)

EXHIBIT INDEX

Exhibit
No.	Exhibit
Exhibit 99.1	Separation Agreement between the Company and Vincent G. Ostrosky, dated as of August 9, 2006.

Exhibit 99.2	Employment Agreement between the Company and Stephen Bennion, dated as of August 9, 2006.

Exhibit 99.3	Press Release of Selectica, Inc., dated August 9, 2006.